Exhibit 3.1

RESTATED BYLAWS

OF

ZIMMER BIOMET HOLDINGS, INC.

(hereinafter called the “Corporation”)

Effective: ~~May 17, 2021~~December 14, 2022

ARTICLE I

Offices and Records

SECTION 1.01. Registered Office. The registered office of the Corporation in the State of Delaware is located at 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808, and the registered agent at such address is Corporation Service Company.

SECTION 1.02. Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”, and each member thereof, a “Director”) may designate or as the business of the Corporation may from time to time require.

SECTION 1.03. Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

Stockholders

SECTION 2.01. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as shall be designated by the Board of Directors and stated in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that the annual meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the General Corporation Law of the State of Delaware (the “DGCL”). The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

SECTION 2.02. Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) as to dividends or upon liquidation, dissolution or winding up, special meetings of the stockholders shall be called only by (a) the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of Directors which the Corporation would have if there were no vacancies or unfilled newly-created directorships (the “Whole Board”), (b) the Chairman of the Board, or (c) the Secretary, but in the case of this clause (c) only upon the written request of a stockholder or group of stockholders who have complied in full with the requirements set forth in the Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and these Bylaws (such request, a “Stockholder Meeting Request”), and subject to the limitations set forth below in Section 2.02(d). A special meeting shall be held on such date and at such time as shall be designated by the Board of Directors and stated in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that a special meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the DGCL. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders.

(a) Stockholder Meeting Request. The Stockholder Meeting Request shall be delivered to the Secretary at the principal executive offices of the Corporation. To be in proper form, a Stockholder Meeting Request must be in writing, must be signed and dated by the record holders (or their duly authorized agents) meeting the Holding Requirement (as defined below), must state the purpose or purposes of the proposed meeting and must include all information that would be required to be included in a notice satisfying the requirements of the following Sections of the Bylaws: (i) Section 2.05(a)(ii)(C), (ii) if a purpose set forth in the Stockholder Meeting Request is the nomination of a candidate for election as a Director, Section 2.05(a)(ii)(A), and (iii) if a purpose set forth in the Stockholder Meeting Request relates to any other business that the stockholders propose to bring before the meeting, Section 2.05(a)(ii)(B). In addition to the foregoing, a Stockholder Meeting Request must include (x) an acknowledgment of the stockholders requesting the special meeting that any disposition by such stockholders after the date of the Stockholder Meeting Request of any shares of the Common Stock shall be deemed a revocation of the Stockholder Meeting Request with respect to such shares and that such shares will no longer be included in determining whether the Holding Requirement has been satisfied, (y) documentary evidence that the requesting stockholders’ ownership of the Corporation’s Common Stock complies with the amount and type of ownership requirements set forth in the Certificate of Incorporation (the “Holding Requirement”) as of the date on which the Stockholder Meeting Request was delivered to the Secretary (the “Delivery Date”), and (z) a commitment by such stockholders to continue to satisfy the Holding Requirement through the date of the requested special meeting of the stockholders and to notify the Corporation upon any disposition of any shares of the Corporation’s Common Stock.

In determining whether a special meeting of the stockholders has been requested by stockholders satisfying, in the aggregate, the Holding Requirement, multiple Stockholder Meeting Requests delivered to the Secretary will be considered together only if each such Stockholder Meeting Request (y) identifies substantially the same purpose or purposes of the special meeting of stockholders of the Corporation and substantially the same matters proposed to be acted on at the special meeting, as determined by the Board of Directors (which, if such purpose is the nomination of a person or persons for election to the Board of Directors, will mean that the exact same person or persons are nominated in each relevant Stockholder Meeting Request), and (z) has been dated and delivered to the Secretary within sixty (60) days of the earliest dated Stockholder Meeting Request relating to such purpose or purposes.

The requesting stockholders shall certify in writing to the Secretary on the day prior to the requested special meeting of the stockholders as to whether such stockholders continue to satisfy the Holding Requirement. If, at any time after the delivery of a valid Special Meeting Request, the requesting stockholders no longer satisfy the Holding Requirement, the Board of Directors, in its discretion, may cancel the requested special meeting of the stockholders.

(b) Record Date. The Delivery Date of the first Stockholder Meeting Request with respect to the purpose or purposes contained therein that satisfies the Holding Requirement shall be the record date for determining the stockholders entitled to deliver a Stockholder Meeting Request with respect to such purpose or purposes.

(c) Revocation of Stockholder Meeting Request. Any requesting stockholder may revoke his, her or its Stockholder Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation. Following such revocation, the Board of Directors, in its discretion, may cancel the special meeting unless any remaining requesting stockholders continue to satisfy the Holding Requirement.

(d) Limitations. The Secretary shall not call a special meeting of stockholders of the Corporation in response to a Stockholder Meeting Request, regardless of whether such Stockholder Meeting Request otherwise complies with the Certificate of Incorporation and the Bylaws, if (i) an identical or substantially similar item (as determined by the Board of Directors, a “Similar Item”) is included or will be included in the Corporation’s notice of meeting as an item of business to be brought before a meeting of stockholders of the Corporation that will be held not later than ninety (90) days after the Delivery Date of the Stockholder Meeting Request; (ii) the Delivery Date is during the period commencing ninety (90) days prior to the date of the next annual meeting and ending on the date of the next annual meeting; (iii) a Similar Item was presented at any meeting of stockholders of the Corporation held within one hundred and twenty (120) days prior to the Delivery Date; (iv) the Stockholder Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; or (v) such Stockholder Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law. For purposes of this Section 2.02(d), the election of Directors shall be deemed to be a Similar Item with respect to all items of business involving the election or removal of Directors.

SECTION 2.03. Notice of Meetings. The Secretary or Assistant Secretary shall cause written notice of the date, time and place, if any, of each meeting of the stockholders to be given, at least ten (10) but not more than sixty (60) days prior to the date of the meeting, to each stockholder of record entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting. Such notice shall be given either personally, by mail or other means of written communication, or by electronic transmission in accordance with Section 232 of the DGCL. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder of record at such stockholder’s address as it appears on the records of the Corporation. Such further notice shall be given as may be required by law. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules under the Exchange Act and Section 233 of the DGCL. Notice of any meeting of stockholders of the Corporation need not be given to any stockholder who shall sign a waiver of such notice in writing or who shall waive such notice by electronic transmission, whether before or after the time of such meeting. Notice of any adjourned meeting of the stockholders of the Corporation need not be given unless the adjournment is for more than thirty (30) days or is otherwise required by law.

SECTION 2.04. Quorum; Required Stockholder Vote.

(a) Except as at the time otherwise required by statute or by the Certificate of Incorporation, the presence at any stockholders meeting, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of Directors (the “Voting Stock”) shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b) In all matters other than the election of Directors and the matters addressed in paragraph (c) of this Section 2.04, unless otherwise provided by the Certificate of Incorporation, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. The required vote in the election of Directors is set forth in Section 2.09.

(c) Notwithstanding anything to the contrary set forth in these Bylaws, the non-binding advisory votes pursuant to Sections 14A(a)(1) and 14A(a)(2) of the Exchange Act, and the rules and regulations promulgated thereunder, shall require the affirmative vote of a majority of the votes cast thereon; provided that for purposes of any such vote, neither abstentions nor broker non-votes shall count as votes cast.

SECTION 2.05. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders

(i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof, (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.05 is delivered to the Secretary of the Corporation and at the time of the annual meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.05 or (D) with respect to nominations, by an Eligible Stockholder (as defined in Section 2.08) who has complied with the requirements and procedures set forth in Section 2.08 and whose nominees are included in the Corporation’s proxy materials with respect to such meeting.

(ii) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.05, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) calendar day nor earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to such annual meeting or the tenth (10th) calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election or reelection as a Director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and (2) such person’s written consent to being named in ~~the~~ any proxy ~~statement~~materials as a nominee and to serving as a Director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and/or the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and/or the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and/or such beneficial owner, (3) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including in the case of a nomination, the nominee, (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and/or such beneficial owners, whether or not such instrument or right shall be subject to settlement in an underlying class or series of stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Corporation, or relates to the acquisition or disposition of any shares of stock of the Corporation, (5) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (6) as to any business, other than nominations of persons for election to the Board of Directors, a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (7) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 2.05 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require.

(iii) A stockholder who intends to solicit proxies in support of nominations of persons, other than the Corporation’s Director nominees, for election to the Board of Directors and who has delivered a notice of nomination pursuant to this Section 2.05 shall promptly certify to the Corporation, and notify the Corporation in writing, that it has complied with or will comply with the requirements of Rule 14a-19 under the Exchange Act, and upon request of the Corporation, shall, not later than five business days prior to the date of the applicable meeting of stockholders, deliver to the Corporation reasonable evidence of such compliance.

(~~iii~~iv) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.05 to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation at an annual meeting is to be increased effective after the time period for which nominations would otherwise be due under paragraph (a)(ii) of this Section 2.05 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) calendar days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.05 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders of the Corporation as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. If the Secretary calls a special meeting of stockholders of the Corporation pursuant to clause (c) of the first paragraph of Section 2.02, the notice thereof will include (i) the purpose or purposes included in the Stockholder Meeting Request and (ii) any additional purpose or purposes the Board of Directors decides to submit for the consideration of stockholders at such special meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders of the Corporation at which Directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors or any committee thereof, (B) if the Secretary calls a special meeting of stockholders of the Corporation pursuant to clause (c) of the first paragraph of Section 2.02 and such purpose was included in the Stockholder Meeting Requests that were the basis for the Secretary calling such special meeting, by the stockholders submitting such Stockholder Meeting Requests, or (C) (1) if the Secretary calls a special meeting of stockholders of the Corporation pursuant to clause (c) of the first paragraph of Section 2.02 and such purpose was included in the Stockholder Meeting Requests that were the basis for the Secretary calling such special meeting or (2) if the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation (other than, in the case of clause (1), stockholders submitting any Stockholder Meeting Requests) who is a stockholder of record at the time the notice provided for in this Section 2.05 is delivered to the Secretary of the Corporation and at the time of the special meeting, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.05. In the event the Corporation calls a special meeting of stockholders of the Corporation for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may, pursuant to clause (C) of the immediately preceding sentence, nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by clauses (A) and (C) of Section 2.05(a)(ii) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

SECTION 2.06. General.

(a) Only such persons who are nominated in accordance with the relevant procedures set forth in Sections 2.02, 2.05 and 2.08 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as Directors and only such business shall be conducted at a meeting of stockholders of the Corporation as shall have been brought before the meeting in accordance with the relevant procedures set forth in Sections 2.02 and 2.05. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether the relevant procedures set forth in Sections 2.02 and 2.05 have been complied with and (B) if the relevant procedures set forth in Sections 2.02 and 2.05 have not been complied with, to declare that the applicable nomination shall be disregarded or that the applicable proposed business shall not be transacted. Notwithstanding the provisions of Sections 2.02 and 2.05, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the

Corporation to present a nomination or proposed business or the stockholder otherwise has not complied with the relevant provisions set forth in Sections 2.02 and 2.05, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of Sections 2.02, 2.05 and 2.08, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders of the Corporation and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at such meeting of stockholders. Unless otherwise required by law, if any stockholder (i) provides notice pursuant to Rule 14a-19 under the Exchange Act and (ii) subsequently (x) notifies the Corporation that such stockholder no longer intends to solicit proxies in support of Director nominees other than the Corporation’s Director nominees in accordance with Rule 14a-19, (y) fails to comply with the requirements of Rule 14a-19, or (z) fails to provide reasonable evidence sufficient to satisfy the Corporation that the requirements of Rule 14a-19 have been met, then such stockholder’s nominations shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for any nominee proposed by such stockholder.

(b) For purposes of Sections 2.05 and 2.08, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(c) Notwithstanding the provisions of Sections 2.02 and 2.05, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder (including Rule 14a-19) with respect to the matters set forth in such Sections; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.02 or 2.05 (including paragraphs (a)(i)(C) and (b) of Section 2.05), and compliance with Section 2.02, paragraphs (a)(i)(C) and (b) of Section 2.05 or Section 2.08, as applicable, shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of clause (a)(ii) of Section 2.05, matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as it may be amended from time to time). Nothing in Section 2.02 or 2.05 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation.

SECTION 2.07. Proxies. At all meetings of stockholders, a stockholder may vote by proxy in accordance with the DGCL or by such person’s duly authorized attorney in fact. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a form of proxy color other than white, which shall be reserved for the exclusive use by the Board of Directors.

SECTION 2.08. Proxy Access for Director Nominations.

(a) Inclusion of Nominee in Proxy Statement. Subject to the terms and conditions of these Bylaws, whenever the Board of Directors solicits proxies with respect to the election of Directors at an annual meeting of stockholders, the Corporation shall include in its proxy materials for such annual meeting, in addition to any persons nominated for election by the Board of Directors or a committee thereof, the name, together with the Required Information (as defined below), of any nominee for election or reelection to the Board of Directors delivered pursuant to this Section 2.08 (a “Stockholder Nominee”) who satisfies the eligibility requirements herein (subject to the maximum number established pursuant to Section 2.08(k)), and who is identified in a timely and proper notice pursuant to this Section 2.08 (the “Stockholder Notice”) that is given by a stockholder on behalf of one or more stockholders or beneficial owners that:

(i) expressly elect at the time of the delivery of the Stockholder Notice to have such Stockholder Nominee included in the Corporation’s proxy materials for such annual meeting pursuant to this Section 2.08;

(ii) Own and have Owned (each as defined below) continuously for at least 3 years a number of shares that represents at least three percent (3%) of the outstanding shares of Common Stock (the “Required Shares”) as of (A) the date on which the Stockholder Notice is delivered to the Secretary of the Corporation at the principal executive offices of the Corporation and in accordance with this Section 2.08, (B) the record date for determining stockholders entitled to vote at the annual meeting, and (C) the date of the annual meeting; and

(iii) satisfy such additional requirements in these Bylaws (an “Eligible Stockholder”).

(b) Eligible Stockholder. For purposes of qualifying as an Eligible Stockholder and satisfying the Ownership requirements under Section 2.08(a):

(i) the outstanding shares of Common Stock Owned by one or more stockholders and beneficial owners that each stockholder and/or beneficial owner has Owned continuously for at least 3 years as of (A) the date on which the Stockholder Notice is delivered to the Corporation in accordance with this Section 2.08, (B) the record date for determining stockholders entitled to vote at the annual meeting, and (C) the date of the annual meeting, may be aggregated, provided that the number of stockholders and beneficial owners whose Ownership of shares is aggregated for such purpose shall not exceed 20 and that any and all requirements and obligations for an Eligible Stockholder set forth in this Section 2.08 are satisfied by and as to each such stockholder and beneficial owner (except as noted with respect to aggregation or as otherwise provided in Section 2.08(c));

(ii) For this purpose, two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (each, a “Qualifying Fund”), shall be treated as one stockholder or beneficial owner; and

(iii) No stockholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one group constituting an Eligible Stockholder under this Section 2.08(b). If a group of stockholders aggregates Ownership of shares in order to meet the requirements under this Section 2.08(b), (A) all shares held by each stockholder constituting their contribution to the foregoing three percent (3%) threshold must have been held by that stockholder continuously for at least 3 years and through the date of the annual meeting, and evidence of such continuous Ownership shall be provided as specified in Section 2.08(e), (B) each provision in this Section 2.08 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent (3%) Ownership requirement of the Required Shares definition), (C) a breach of any obligation, agreement or representation under this Section 2.08 by any member of such group shall be deemed a breach by the Eligible Stockholder, and (D) such Ownership shall be determined by aggregating the lowest number of shares continuously Owned by each such stockholder during the required holding period and the Stockholder Notice must indicate, for each such stockholder, such lowest number of shares continuously owned by such stockholder during such period.

(c) Ownership. For purposes of this Section 2.08:

(i) A stockholder or beneficial owner shall be deemed to “Own” only those outstanding shares of Common Stock of the Corporation as to which such person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (2) borrowed by such person or any of its affiliates for any purposes, (3) purchased by such person or any of its affiliates pursuant to an agreement to resell, or (4) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of Common Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such person or its affiliate.

(ii) A stockholder or beneficial owner shall “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A person’s Ownership of shares shall be deemed to continue during any period in which (A) the person has loaned such shares, provided that the person has the power to recall such loaned shares on no more than 5 business days’ notice and such shares are recalled prior to the final date on which the Stockholder Notice would be timely pursuant to Section 2.08(f) or (B) the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person.

(iii) The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of Common Stock are “Owned” for purposes of this Section 2.08 shall be determined by the Board of Directors or any committee thereof, which determination shall be conclusive and binding on the Corporation and its stockholders. For purposes of this Section 2.08, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the SEC promulgated under the Exchange Act.

(d) Required Information. For purposes of this Section 2.08, the “Required Information” that the Corporation will include in its proxy statement is:

(i) The information concerning each Stockholder Nominee and the applicable Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and

(ii) If the Eligible Stockholder so elects, a written statement of the Eligible Stockholder, not to exceed 500 words, in support of each Stockholder Nominee, which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting (the “Statement”); provided that only one Statement may be submitted by any Eligible Stockholder, including any group of stockholders together constituting an Eligible Stockholder.

Notwithstanding anything to the contrary contained in this Section 2.08, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 2.08 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(e) Information to be Provided by Eligible Stockholder. The Stockholder Notice shall set forth all information and representations that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 2.07 of these Bylaws, and in addition shall include:

(i) a copy of the Schedule 14N that has been or concurrently is filed with the SEC under Rule 14a-18 of the Exchange Act (as such rule may be amended);

(ii) the written agreement of the Eligible Stockholder (in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties:

(A) setting forth and certifying to the number of shares of Common Stock it Owns and has Owned continuously for at least 3 years as of the date of the Stockholder Notice and stating its present intention to continue to Own such shares through the annual meeting of stockholders;

(B) the Eligible Stockholder’s agreement to provide written statements from the record holder and intermediaries as required under this Section 2.08 verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case through and as of the business day immediately preceding the date of the annual meeting;

(C) the Eligible Stockholder’s representation and warranty (1) that the Eligible Stockholder (v) acquired the Required Shares in the ordinary course of business and not with the intent or effect of changing or influencing control at the Corporation, and does not presently have any such intent, (w) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.08, (x) has not engaged and will not engage in, and has not been and will not be a “participant” (as defined in Item 4 of Exchange Act Schedule 14A) in, a “solicitation” within the meaning of Rule 14a-1(l) of the Exchange Act, in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (y) has not distributed and will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and (z) will Own the Required Shares through the date of the annual meeting, and (2) that the facts, statements and other information in all communications by the Eligible Stockholder with the Corporation and its stockholders are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(D) the Eligible Stockholder’s agreement to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (2) indemnify and hold harmless the Corporation and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.08, (3) comply with all laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting, (4) file all materials described below in Section 2.08(g)(iii) with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A, (5) provide to the Corporation immediate notice if the Eligible Stockholder ceases to Own any of the Required Shares prior to the annual meeting, and (6) provide to the Corporation prior to the annual meeting such additional information as necessary or reasonably requested by the Corporation; and

(iii) In the case of a nomination by a group of stockholders or beneficial owners that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(f) Delivery of Stockholder Notice. To be timely under this Section 2.08, the Stockholder Notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 120th calendar day nor earlier than the 150th calendar day prior to the first anniversary of the date that the Corporation distributed its proxy materials to stockholders for the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after the anniversary date of the prior year’s annual meeting of stockholders, the Stockholder Notice will be timely if so delivered not earlier than 150 calendar days prior to such annual meeting and not later than the close of business on the later of 120 calendar days prior to such annual meeting or the 10th calendar day following the date on which public announcement (as defined in Section 2.07) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of the Stockholder Notice.

(g) Undertaking by Eligible Stockholder. An Eligible Stockholder must:

(i) within 5 business days after the date of the Stockholder Notice, provide to the Corporation one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously, in compliance with this Section 2.08;

(ii) include in the Schedule 14N filed with the SEC a statement certifying that it Owns and has Owned the Required Shares in compliance with this Section 2.08;

(iii) file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Corporation’s annual meeting of stockholders, one or more of the Corporation’s Directors or Director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A; and

(iv) as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder, within 5 business days after the date of the Stockholder Notice, provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy Section 2.08(b).

The information provided pursuant to this Section 2.08(g) shall be deemed part of the Stockholder Notice for purposes of this Section 2.08.

(h) Representations and Agreement of the Stockholder Nominee. Within the time period prescribed in Section 2.08(f) for delivery of the Stockholder Notice, the Eligible Stockholder must also deliver to the Corporation a written representation and agreement (which shall be deemed part of the Stockholder Notice for purposes of this Section 2.08) signed by each Stockholder Nominee and representing and agreeing that such Stockholder Nominee:

(i) is not and will not become a party to (A) any voting commitment that has not been disclosed to the Corporation, or (B) any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law;

(ii) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Director that has not been disclosed to the Corporation; and

(iii) if elected as a Director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to Directors, as well as any applicable law, rule, regulation or listing requirement.

At the request of the Corporation, the Stockholder Nominee must promptly, but in any event within 5 business days after such request, submit all completed and signed questionnaires required of the Corporation’s Directors and provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information (A) as necessary to permit the Board of Directors or any committee thereof to determine if such Stockholder Nominee is independent under the listing standards of any U.S. exchange upon which the Common Stock is listed, any rules of the SEC applicable to Directors serving on the Board of Directors or any committee thereof and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s Directors (the “Applicable Independence Standards”) and otherwise to determine the eligibility of each Stockholder Nominee to serve as a Director of the Corporation, or (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of each Stockholder Nominee.

(i) True, Correct and Complete Information. In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Corporation and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification and/or information shall not be deemed to cure any such defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 2.08. In addition, any person providing any information to the Corporation pursuant to this Section 2.08 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than 5 business days after the later of the record date for the annual meeting and the date on which the record date is first publicly disclosed by the Corporation (in the case of any update and supplement required to be made as of the record date), and not later than 7 business days prior to the date of the annual meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of the date that is 10 business days prior to the annual meeting).

(j) Disqualifications. Notwithstanding anything to the contrary set forth herein, if (i) the Corporation receives notice (whether or not subsequently withdrawn) that a stockholder has nominated any person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for Director set forth in Section 2.07 of these Bylaws, (ii) an Eligible Stockholder who has nominated a Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” (as defined in Item 4 of Exchange Act Schedule 14A) in another person’s, “solicitation” within the meaning of Rule 14a-1(l) of the Exchange Act in support of the election of any individual as a Director at the meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) a Stockholder Nominee is determined not to satisfy the eligibility requirements of this Section 2.08 or any other provision of the Corporation’s Certificate of Incorporation, Bylaws, corporate governance guidelines or other applicable regulation at any time before the annual meeting, (iv) the election of a Stockholder Nominee to the Board of Directors would cause the Corporation to be in violation of the Corporation’s Certificate of Incorporation, Bylaws, or any applicable state or federal law, rule, regulation or listing standard, (v) a Stockholder Nominee (A) is not independent under the Applicable Independence Standards, (B) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (C) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years, (D) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (E) dies, becomes disabled or otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 2.08 or unavailable for election at the annual meeting, (vi) a Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached any of its or their obligations, agreements or representations, or fails to comply with its or their obligations pursuant to this Section 2.08, including by providing information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, or (vii) the applicable Eligible Stockholder otherwise ceases to be an Eligible Stockholder for any reason, including but not limited to not Owning the Required Shares through the date of the applicable annual meeting of stockholders, in each case as determined by the Board of Directors, any committee thereof or the person presiding at the annual meeting, then (x) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (y) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (z) the Board of Directors or the person presiding at the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 2.08, such nomination shall be declared invalid and disregarded as provided in clause (z) above.

(k) Maximum Number of Stockholder Nominees. The maximum number of Stockholder Nominees that may be included in the Corporation’s proxy materials pursuant to this Section 2.08 with respect to a particular annual meeting shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number of Directors in office as of the last day on which a Stockholder Notice may be delivered with respect to the annual meeting, or if such amount is not a whole number, the closest whole number below twenty percent (20%); provided, however, that this number shall be reduced by:

(A) any Stockholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 2.08, but either is subsequently withdrawn or that the Board of Directors decides to nominate as a nominee of the Board of Directors;

(B) the number of incumbent Directors who were Stockholder Nominees at any of the preceding two annual meetings (including any individual covered under clause (A) above) and whose election at the upcoming annual meeting is being recommended by the Board of Directors; and

(C) the number of Directors in office or Director candidates that in either case will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Common Stock, by such stockholder or group of stockholders, from the Corporation), other than any such Director referred to in this clause (C) who at the time of such annual meeting will have served as a Director continuously, as a nominee of the Board of Directors, for at least two annual terms.

If the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, then the maximum number of Stockholder Nominees shall be calculated based on the number of Directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.08 exceeds the maximum number of Stockholder Nominees as determined under this Section 2.08, the Corporation shall determine which Stockholder Nominees shall be included in the Corporation’s proxy materials in accordance with the following provisions: each Eligible Stockholder (or in the case of a group, each group constituting an Eligible Stockholder) will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as Owned in its respective Stockholder Notice submitted to the Corporation. If the maximum number is not reached after each Eligible Stockholder (or in the case of a group, each group constituting an Eligible Stockholder) has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. If any such Stockholder Nominee is thereafter (1) nominated by the Board of Directors, (2) not included in the Corporation’s proxy materials for any reason (including, without limitation, any determination that such Eligible Stockholder or Stockholder Nominee does not satisfy the requirements in this Section 2.08) or (3) not submitted for Director election for any reason (including, without limitation, the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 2.08), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for Director election in substitution thereof.

(l) Disqualified Stockholder Nominee. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) or did not receive, after being included in the proxy materials, at least twenty-five percent (25%) of the votes cast “for” the Stockholder Nominee’s election in the prior year’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.08 for the next two annual meetings.

(m) Authority of the Board of Directors. The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 2.08 and to make any and all determinations necessary or advisable to apply this Section 2.08 to any persons, facts or circumstances, including the power to determine (i) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder, (ii) whether a Stockholder Notice complies with this Section 2.08 and has otherwise met the requirements of this Section 2.08, (iii) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 2.08, and (iv) whether any and all requirements of this Section 2.08 (or any other applicable requirements of these Bylaws) have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be binding on all persons, including the Corporation and its stockholders (including any beneficial owners).

(n) Exclusive Method. This Section 2.08 shall be the exclusive method for stockholders of the Corporation to include nominees for Director election in the Corporation’s proxy materials for an annual meeting of stockholders (including, without limitation, any form of proxy or written ballot), other than with respect to Rule 14a-19 to the extent applicable with respect to form of proxies.

SECTION 2.09. Procedure for Election of Directors; Required Vote.

(a) Election of Directors. Election of Directors at all meetings of the stockholders at which Directors are to be elected shall be by ballot. Subject to the rights of the holders of any series of Preferred Stock to elect Directors under an applicable Preferred Stock Designation, and except as provided in this Section 2.09(a), each Director shall be elected by the vote of the majority of the votes cast with respect to that Director’s election at any meeting for the election of Directors at which a quorum is present; provided, however, that if the number of nominees exceeds the number of Directors to be elected, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. For purposes of this Section 2.09(a), a majority of votes cast shall mean that the number of shares voted “for” a Director’s election exceeds the number of votes cast “against” that Director’s election. If a nominee for Director is not elected and the nominee is an incumbent Director, the Director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Corporate Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Corporate Governance Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. The Director who tenders his or her resignation will not participate in the recommendation of the Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent Director’s resignation is not accepted by the Board of Directors, such Director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a Director’s resignation is accepted by the Board of Directors pursuant to this Section 2.09(a), or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 7.03 of the Certificate of Incorporation or may decrease the size of the Board of Directors pursuant to the provisions of Section 7.01 of the Certificate of Incorporation.

(b) Other Matters. Except as otherwise provided by law, the Certificate of Incorporation, a Preferred Stock Designation, applicable stock exchange rules or other rules and regulations applicable to the Corporation or these Bylaws, in all matters other than the election of Directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

SECTION 2.10. Inspectors of Elections; Opening and Closing the Polls.

(a) The Board of Directors by resolution shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. The inspector(s) shall have the duties prescribed by law.

(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting that any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

Board of Directors

SECTION 3.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

SECTION 3.02. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw in conjunction with the annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.03. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the President and Chief Executive Officer or by three or more Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

SECTION 3.04. Notice. Notice of any special meeting of Directors shall be given to each Director orally by telephone, in writing by hand delivery, first-class mail, overnight mail, courier service, telegram or electronic transmission, or by any other lawful means. Any such notice shall be sent or transmitted to such post office address, electronic mail address, facsimile number or other number or location as each Director has provided to the Corporation. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least 5 calendar days before such meeting. If sent by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If sent by electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before such meeting. If given by telephone, by hand delivery or by other lawful means, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the Directors are present (except when Directors attend for the express purpose of objecting, at the beginning of the meeting, because it is not lawfully called or conveyed) or if those not present waive notice of the meeting either before or after such meeting.

SECTION 3.05. Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in accordance with applicable law.

SECTION 3.06. Conference Telephone Meetings. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.07. Quorum. Subject to Article VII of the Certificate of Incorporation, a whole number of Directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 3.08. Committees of the Board of Directors.

(a) The Board of Directors may from time to time designate committees, which shall consist of one or more Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may, to the extent permitted by law, exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.

(b) A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.04. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not Directors; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

SECTION 3.09. Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

SECTION 3.10. Chairman of the Board. The Chairman of the Board, who may be an officer of the Corporation or may be a non-executive Chairman of the Board as determined by the Board of Directors, shall preside at all meetings of stockholders and of the Board of Directors at which he or she is present. The Chairman of the Board shall have such other powers and perform such other duties as may be assigned to him or her from time to time by these Bylaws or the Board of Directors. The Board of Directors also may elect a Vice-Chairman to act in the place of the Chairman of the Board upon his or her absence or inability to act.

SECTION 3.11. Emergency Provisions. In the event of a disaster of sufficient severity to prevent the business and affairs of the Corporation from being managed and its corporate powers from being exercised by the Board of Directors in accordance with these Bylaws, whether by reason of multiple deaths or incapacity of Directors and officers, destruction of property, failure of communications or other catastrophe, then, notwithstanding any other provision of these Bylaws, the following provisions shall apply:

(a) An emergency meeting or meetings of the Board of Directors or the surviving members thereof shall be called by the Chairman of the Board of Directors or the Chief Executive Officer, if available, and otherwise by one or more Directors; such meetings to be held at such times and places and upon such notice, if any, as the person or persons calling the meeting shall deem proper. The Board of Directors may take any action at such meetings which it deems necessary and appropriate to meet the emergency.

(b) The presence of the smallest number of Directors permitted by law to constitute a quorum, but not less than two, shall be sufficient for the transaction of business at emergency meetings of the Board of Directors, except that if there be less than two surviving Directors, the surviving Director, although less than a quorum, may fill vacancies in the Board of Directors. Vacancies in the Board of Directors shall be filled as soon as reasonably practicable following the emergency in the manner specified in Article VII of the Certificate of Incorporation.

(c) Without limiting the generality of the foregoing, the Board of Directors is authorized in connection with an emergency to make all necessary determinations of fact regarding the nature, extent and severity of the emergency and the availability of Directors to participate in meetings, to designate and replace officers, agents and employees of the Corporation and otherwise provide for continuity of management.

(d) The emergency powers provided in this Section 3.11 shall be in addition to any powers provided by law.

ARTICLE IV

Officers

SECTION 4.01. Elected Officers. The elected officers of the Corporation shall be a President and Chief Executive Officer, a Secretary, a Treasurer, and such other officers (including, without limitation, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents) as the Board of Directors from time to time may deem proper. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board of Directors or any committee thereof may from time to time elect, or the President and Chief Executive Officer may appoint, such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers), as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or such committee or by the President and Chief Executive Officer, as the case may be.

SECTION 4.02. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held in conjunction with the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person’s successor shall have been duly elected and shall have qualified or until such person’s death or until he shall resign or be removed pursuant to Section 4.07.

SECTION 4.03. President, Chief Executive Officer. The President shall be the Chief Executive Officer of the Corporation, shall act in a general executive capacity, shall, subject to the oversight of the Board of Directors, be responsible for the general management of the policies and affairs of the Corporation and the administration and operation of the Corporation’s business, and shall perform all duties incidental to such person’s office which may be required by law and all such other duties as are properly required of him or her by the Board of Directors. The President and Chief Executive Officer shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The President and Chief Executive Officer, if he or she is also a Director, shall, in the absence of or because of the inability to act of the Chairman of the Board and the Vice-Chairman, if any, act as chairman of all meetings of stockholders and of the Board of Directors.

SECTION 4.04. Vice Presidents. Each Executive Vice President, Senior Vice President and Vice President shall have such powers and shall perform such duties as shall be assigned to such person by the Board of Directors or by the President and Chief Executive Officer.

SECTION 4.05. Treasurer.

(a) The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositories in the manner provided by resolution of the Board of Directors. The Treasurer shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board of Directors or the President and Chief Executive Officer.

(b) The Board of Directors or the President and Chief Executive Officer may designate one or more Assistant Treasurers who shall have such of the authority and perform such of the duties of the Treasurer as may be assigned to them by the Board of Directors or the President and Chief Executive Officer. During the Treasurer’s absence or inability, the Treasurer’s authority and duties shall be possessed by such Assistant Treasurer(s) as the Board of Directors or the President and Chief Executive Officer may designate.

SECTION 4.06. Secretary.

(a) The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all instruments and documents to be executed on behalf of the Corporation under its seal and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board of Directors or the President and Chief Executive Officer.

(b) The Board of Directors or the President and Chief Executive Officer may designate one or more Assistant Secretaries who shall have such of the authority and perform such of the duties of the Secretary as may be provided in these Bylaws or assigned to them by the Board of Directors or the President and Chief Executive Officer. During the Secretary’s absence or inability, the Secretary’s authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board of Directors or the President and Chief Executive Officer may designate.

SECTION 4.07. Removal. Any officer or agent of the Corporation may be removed by the affirmative vote of a majority of the Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the President and Chief Executive Officer may be removed by him or her whenever, in such person’s judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such person’s successor, such person’s death, such person’s resignation or such person’s removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee benefit plan.

SECTION 4.08. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the President and Chief Executive Officer because of death, resignation, or removal may be filled by the President and Chief Executive Officer.

ARTICLE V

Stock Certificates and Transfers

SECTION 5.01. Stock Certificates and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Corporation may from time to time prescribe, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that, subject to the rights of stockholders under applicable law, some or all of any or all classes or series of the Corporation’s common or any preferred shares may be uncertificated shares. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe or as may otherwise be permitted by applicable law. Any signature required to be on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by such person’s attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law), with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Except as otherwise provided by law or these Bylaws, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

SECTION 5.02. Lost, Stolen or Destroyed Certificates. No certificate for shares of stock or uncertificated shares in the Corporation shall be issued in place of any stock certificate or uncertificated shares alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or such person’s discretion require.

ARTICLE VI

Miscellaneous Provisions

SECTION 6.01. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December of each year.

SECTION 6.02. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

SECTION 6.03. Seal. The corporate seal shall have inscribed thereon the words “Corporate Seal,” the year of incorporation and the word “Delaware.”

SECTION 6.04. Waiver of Notice. Whenever any notice is required to be given to any stockholder or Director under the provisions of the DGCL or these Bylaws, a waiver thereof given in accordance with applicable law shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

SECTION 6.05. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

SECTION 6.06. Resignations. Any Director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the President and Chief Executive Officer or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the President and Chief Executive Officer or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

SECTION 6.07. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any Director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or these Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any Director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located in the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

ARTICLE VII

Contracts, Proxies, Etc.

SECTION 7.01. Contracts. Except as otherwise required by law, the Certificate of Incorporation, a Preferred Stock Designation, or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The President and Chief Executive Officer or any Senior Vice President, Executive Vice President or Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed or for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the President and Chief Executive Officer or any Senior Vice President, Executive Vice President or Vice President of the Corporation may delegate contractual powers to others under such person’s jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

SECTION 7.02. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the President and Chief Executive Officer or any Senior Vice President, Executive Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holders of stock or other securities in any other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other entity, or to consent in accordance with applicable law, in the name of the Corporation as such holder, to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such proxies, consents or other instruments as such person may deem necessary or proper in the premises.

ARTICLE VIII

Amendments

SECTION 8.01. Amendments. The Bylaws may be altered or repealed and new Bylaws may be adopted (a) at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the Voting Stock then outstanding, voting as a single class, provided, however, that, in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting, or (b) by the affirmative vote of a majority of the Whole Board.